UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Orchid Cellmark Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 8, 2009

Dear Stockholder,

We cordially invite you to attend our 2009 annual meeting of stockholders to be held at 10:00 a.m. on Wednesday, October 7, 2009 at the Wyndham Princeton Forrestal Hotel and Conference Center, 900 Scudders Mill Road, Plainsboro, NJ 08536.

The attached notice of 2009 annual meeting of stockholders and proxy statement describe the business we will conduct at the annual meeting and provide information about Orchid Cellmark Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting, whether or not you can attend.

Sincerely,

Thomas A. Bologna

President and Chief Executive Officer

ORCHID CELLMARK INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

September 8, 2009

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME:	10:00 a.m. local time

DATE:	October 7, 2009

PLACE:	Wyndham Princeton Forrestal Hotel and Conference Center 900 Scudders Mill Road Plainsboro, NJ 08536

PURPOSES:

1. To elect one director, Nicole S. Williams, as a Class III director to serve a three-year term expiring in 2012.

2. To ratify the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

3. To consider any other business that is properly presented at the annual meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Orchid Cellmark Inc. common stock at the close of business on August 17, 2009. A list of stockholders of record will be available at the annual meeting and, during the ten days prior to the annual meeting, at the office of the Corporate Secretary at the company’s headquarters.

BY ORDER OF THE BOARD OF DIRECTORS

William J. Thomas
Corporate Secretary

ORCHID CELLMARK INC.

4390 US ROUTE ONE

PRINCETON, NJ 08540

(609) 750-2200

PROXY STATEMENT FOR ORCHID CELLMARK INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 7, 2009

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did I Receive This Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2009 annual meeting of stockholders and any adjournments of the meeting. This proxy statement along with the accompanying notice of 2009 annual meeting of stockholders summarizes the purposes of the annual meeting and the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares either via the Internet, by telephone, or by marking, signing, dating and returning the enclosed proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on October 7, 2009. The proxy statement and annual report to security holders are available at http://www.proxyvote.com. On this website, you can also elect to receive distributions of our proxy statements and annual reports to securityholders by electronic delivery.

On September 8, 2009, we began sending this proxy statement, the attached notice of 2009 annual meeting of stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Only stockholders who owned our common stock at the close of business on August 17, 2009 are entitled to vote at the annual meeting. On this record date, there were 29,966,562 shares of our common stock outstanding. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” The common stock is our only class of voting stock. We are also sending along with this proxy statement our 2008 annual report, which includes our financial statements for the fiscal year ended December 31, 2008.

How Many Votes Do I Have?

Each share of our common stock that you own at the close of business on August 17, 2009 entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against all, some or none of the nominees for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on October 6, 2009.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominee for director; and

•	“FOR” the ratification of the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

If any other matter is presented at the annual meeting, your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those described in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before it is exercised. You may change or revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	You may re-vote via the Internet at a later date;

•	You may re-vote by telephone at a later date;

•	You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy; or

•	You may vote in person at the annual meeting.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on August 17, 2009, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Director	The nominee for director who receives the most votes (also known as a “plurality” of the votes) will be elected.

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2009	The affirmative vote of a majority of the votes cast, in person or by proxy, at the annual meeting is required to approve the ratification of the appointment of Grant Thornton LLP.

What is the Effect of Broker Non-Votes, Withholdings and Abstentions?

•

Broker Non-Votes: If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposal 1 and Proposal 2, even if it does not receive instructions from you. If your broker cannot vote your shares on a particular matter because it does not have instructions from you or does not have discretionary voting authority on that matter or does not exercise its voting authority, this is referred to as a “broker non-vote”. Broker non-votes are not counted as votes “for” or “against” Proposal 1 and Proposal 2, so they will have no effect on the votes on these proposals.

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

•	Abstentions: Because abstentions are not counted as votes “for” or “against” Proposal 2, they will have no effect on the vote on this proposal.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, American Stock Transfer & Trust Company, examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies if any fees are incurred. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on August 17, 2009 is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 10:00 a.m. on October 7, 2009 at the Wyndham Princeton Forrestal Hotel and Conference Center, 900 Scudders Mill Road, Plainsboro, NJ 08536.

When you arrive at the hotel, signs will direct you to the appropriate meeting room. You need not attend the annual meeting in order to vote.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), (2) by telephone (please see your proxy card for instructions), and (3) by mail, using the paper proxy card. When you vote via the Internet or by telephone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the annual meeting.

Electronic Access to and Delivery of Company Stockholder Communications

Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you would like to view our proxy materials for the annual meeting on the Internet and/or instruct us to make available future proxy materials to you electronically by e-mail, please visit http://www.proxyvote.com.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with a Notice setting forth information on how to access those materials on the Internet and information on how to access the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Householding of Annual Disclosure Documents

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of these documents to you if you write or call our Corporate Secretary at the following address or phone number: Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540, telephone (609) 750-2200. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of August 17, 2009, for (a) each stockholder known by us to own beneficially more than 5% of our common stock; (b) each of our current directors; (c) each executive officer named in the Summary Compensation Table below; (d) and all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within the 60-day period following August 17, 2009 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table. Percentage of ownership is based on 29,966,562 shares of common stock outstanding on August 17, 2009. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Unless otherwise indicated, the address for each director and current and former executive officer is c/o Orchid Cellmark Inc., 4390 U.S. Route One, Princeton, New Jersey 08540.

	Amount and Nature of Beneficial Ownership
	Common Stock
5% Holders, Directors and Executive Officers	Number (1)		Percent
Accipiter Capital Management LLC 399 Park Avenue, 38th Floor New York, NY 10022-8113 (2)	4,397,772	(3)	14.7%
Bridger Management, LLC 90 Park Avenue, 40th Floor New York, NY 10016 (4)	3,962,179	(3)	13.2%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019-2578	2,345,522	(3)	7.8%
Samana Capital L.P. 283 Greenwick Avenue Greenwick, CT 06830 (5)	2,159,652	(3)	7.2%
James Beery (6)	90,650		*
Thomas A. Bologna (7)	802,085		2.6%
Jeffrey Boschwitz, Ph.D. (8)	47,667		*
Sidney M. Hecht, Ph.D. (9)	120,952		*
Kenneth D. Noonan, Ph.D. (6)	72,832		*
James F. Smith (10)	69,930		*
William J. Thomas (11)	64,690		*
Nicole S. Williams (6)	113,143		*
All current directors and executive officers as a group (eight persons) (12)	1,381,949		4.4%

*	Represents beneficial ownership of less than 1% of the common stock outstanding.
(1)	Attached to each share of common stock is a preferred share purchase right to acquire one one-hundredth of a share of our series A junior participating preferred stock, par value $0.001 per share, which preferred share purchase rights are not presently exercisable.
(2)

Represents shares owned by Accipiter Life Sciences Fund, LP (“ALSF”), Accipiter Life Sciences Fund (Offshore), Ltd. (“Offshore”), Accipiter Life Sciences Fund II, LP (“ALSF II”), Accipiter Life Sciences Fund II (Offshore), Ltd., which is in voluntary liquidation, and Accipiter Life Sciences Fund II (QP), LP (“QP II”). Accipiter Capital Management, LLC (“Management”) is the investment manager of Offshore. Candens Capital, LLC (“Candens”) is the general partner of ALSF, ALSF II and QP II. Gabe Hoffman is the managing member of each of Management and Candens. As a result, Gabe Hoffman, Management and Candens may be deemed to be the beneficial owners of all shares held by ALSF, ALSF II, Offshore and QP II.
(3)	The number of shares is calculated as of the most recent filing with the Securities and Exchange Commission by the stockholder.
(4)	Represents shares of common stock held by accounts managed by Bridger Management, LLC. Robert C. Mignone is the managing member of each of Bridger Management, LLC. As a result, Mr. Mignone and Bridger Management, LLC may be deemed to be the beneficial owners of all shares managed by Bridger Management, LLC. One of the accounts managed by Bridger Management, LLC, Swiftcurrent Offshore, Ltd., located at Cayman Corporate Centre, 27 Hospital Road, P.O. Box 1748GT, George Town, Grand Cayman, Cayman Islands, beneficially owns 2,471,579 shares of such common stock, or 8.2% of the outstanding shares of common stock.
(5)	Morton Holdings, Inc. (“MH”) is the general partner of Samana Capital, L.P. Each of MH and Philip B. Korsant may be deemed to beneficially own the common stock as a result of the direct or indirect power to vote or dispose of such stock.
(6)	Represents shares of common stock subject to options exercisable within the 60-day period following August 17, 2009.
(7)	Includes 645,833 shares of common stock subject to options exercisable within the 60-day period following August 17, 2009.
(8)	Includes 39,167 shares of common stock subject to options exercisable within the 60-day period following August 17, 2009
(9)	Includes 117,152 shares of common stock subject to options exercisable within the 60-day period following August 17, 2009.
(10)	Includes 66,830 shares of common stock subject to options exercisable within the 60-day period following August 17, 2009.
(11)	Includes 63,690 shares of common stock subject to options exercisable within the 60-day period following August 17, 2009.
(12)	Includes 1,209,297 shares of common stock subject to options exercisable within the 60-day period following August 17, 2009.

MANAGEMENT AND CORPORATE GOVERNANCE

The following table sets forth certain information, as of September 1, 2009, concerning our executive officers and names of both the person being nominated as a director and current directors whose terms do not expire at the annual meeting:

Name	Age	Position
Executive Officers
Thomas A. Bologna	61	President and Chief Executive Officer and Director
Jeffrey Boschwitz, Ph.D.	42	Vice President, North America Marketing and Sales
James F. Smith	59	Vice President and Chief Financial Officer
William J. Thomas	50	Vice President and General Counsel

Non-Employee Directors
James Beery (1)	68	Chairman of the Board of Directors
Sidney M. Hecht, Ph.D. (1)(2)	65	Director
Kenneth D. Noonan, Ph.D.	61	Director
Nicole S. Williams (1)(2)	65	Director

(1)	Member of our Audit Committee. Ms. Williams is the Chairperson of the committee.
(2)	Member of our Compensation Committee. Dr. Hecht is the Chairman of the committee.

Executive Officers

Thomas A. Bologna has served as our President and Chief Executive Officer and a member of our Board of Directors since April 2006. From 2004 to 2005, Mr. Bologna was Chief Executive Officer, President and a director of Quorex Pharmaceuticals, Inc. a pre-clinical stage anti-infective company. Mr. Bologna was Chief Executive Officer, President and a director of Ostex International, Inc. which developed, manufactured and marketed innovative products for the management of osteoporosis, from 1997 to 2003, and in 1999 he was also appointed Chairman of the Board. From 1996 to 1997, Mr. Bologna was a principal at Healthcare Venture Associates, a consulting firm. From 1994 to 1996, Mr. Bologna was Chief Executive Officer, President and a director of Scriptgen Pharmaceuticals, Inc., a biotechnology company with proprietary drug screening technology that developed orally active drugs to regulate gene expression, and from 1987 to 1994, Mr. Bologna was Chief Executive Officer, President and a director of Gen-Probe Incorporated, a biotechnology company commercializing genetic-probe-based technology for diagnostic and therapeutic applications, and in 1992 he was also appointed Chairman of the Board. Prior to Gen-Probe, Mr. Bologna held several senior level positions with Becton, Dickinson and Company and Warner-Lambert Company. At Becton, Dickinson and Company, he served as President of the Diagnostic Instrument Systems Division, President of the Johnston Laboratories Division, and Vice President and General Manager of the Hynson, Wescott & Dunning biotechnology unit. At Warner-Lambert Company, he served as a Vice President responsible for the marketing, sales and research and development functions, as well as the Asia/Pacific profit center for the Scientific Instrument Division. Mr. Bologna received an M.B.A. and a B.S. from New York University.

Jeffrey S. Boschwitz, Ph.D., has served as our Vice President, North America Marketing and Sales since May 2008. Dr. Boschwitz has over 12 years experience in the diagnostics and pharmaceutical industries. Before joining us, he was Director of Marketing Planning and Analysis at Quest Diagnostics where he was responsible for development of the physician business marketing plan and optimizing sales force effectiveness of plan execution. Previously, Dr. Boschwitz was a Principal in Booz Allen Hamilton’s health care practice with a focus on growth and operations projects for the diagnostics and pharmaceutical industries. Earlier in his career, he was a Project Manager for Plan A Consulting where he led projects to optimize the value of pharmaceutical and biotechnology company new product pipelines. Dr. Boschwitz received a B.S. in Biology and Ph.D. in Immunology from Cornell University and completed his Post-Doctoral work at Stanford University.

James F. Smith has served as our Vice President and Chief Financial Officer since October 2007. Mr. Smith was most recently Executive Vice President and Chief Financial Officer of Aphton Corporation, a biotechnology company that developed cancer immunotherapies, from August 2004 to 2007. Prior to joining Aphton, he served as Vice President and Global Controller of Ansell (Healthcare) Ltd., a manufacturer of healthcare-related barrier protection products, from 2001 to 2004. Prior to that, Mr. Smith held senior finance/accounting positions for Wyeth and American Cyanamid Company. After graduating from Quinnipiac University with a degree in accounting, Mr. Smith started his accounting career at PricewaterhouseCoopers. He is licensed as a certified public accountant.

William J. Thomas has served as our Vice President and General Counsel since November 2007. Mr. Thomas was formerly Senior Vice President and General Counsel for Cytogen Corporation, a specialty pharmaceutical company that commercializes oncology products, from August 2004 to November 2007. Prior to joining Cytogen, Mr. Thomas was a senior partner with the law firm of Wilmer Cutler Pickering Hale and Dorr LLP from January 2000 to August 2004. Previously, he was a partner at the law firm Buchanan Ingersoll P.C. Mr. Thomas has more than 20 years of experience in the areas of general corporate issues, public offerings, mergers and acquisitions, securities law compliance, licensing and managing intellectual property. Mr. Thomas received a J.D. degree from Fordham University School of Law and a B.A. degree in Political Science from Rutgers University.

The Board of Directors

Our Certificate of Incorporation and By-laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of five members, classified into three classes as follows:

•	The Class I directors are Dr. Hecht, Dr. Noonan and Mr. Beery, and their term will end at the 2010 annual meeting of stockholders;

•	The Class II director is Mr. Bologna, and his term will end at the 2011 annual meeting of stockholders; and

•	The Class III director is Ms. Williams, and her term will end at the 2009 annual meeting of stockholders.

In the event of any increase or decrease in the authorized number of directors, (i) each director then serving shall continue as a director of the class of which he or she is a member until the expiration of such director’s current term or such director’s prior death, retirement, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors among the three classes of directors to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office.

On June 11, 2009, our Board of Directors voted to nominate Ms. Williams for election at this annual meeting for a term of three years. If elected, Ms. Williams will serve on the Board of Directors until the 2012 annual meeting of stockholders, or until her successor is duly elected and qualified in accordance with our By-laws. On June 11, 2009, our Board of Directors also voted to nominate George H. Poste, DVM, Ph.D., our former Chairman, for elections at this annual meeting. On August 25, 2009, Dr. Poste notified us that he would not stand for re-election to our Board of Directors at this annual meeting and resigned as a member of our Board of Directors and as Chairman effective August 25, 2009. Dr. Poste’s decision was not due to any disagreement on any matters relating to our operations, policies or procedures. As a result of Dr. Poste’s decision, our Board of Directors appointed Mr. Beery Chairman as of August 25, 2009.

Directors

James Beery has served as a member of our Board of Directors since April 2004 and as Chairman since August 2009. From March 2002 to the present, Mr. Beery has served as Senior Of Counsel to Covington & Burling, an international law firm based in Washington, D.C. From December 2000 until his retirement in June 2001, Mr. Beery served as Senior Vice President and General Counsel of GlaxoSmithKline PLC, a UK-based global pharmaceutical company. From 1993 until the formation of the merged company GlaxoSmithKline in December 2000, Mr. Beery served as Senior Vice President, General Counsel and Secretary of SmithKline Beecham PLC. He is currently a director of Martek Biosciences Corporation, deCODE Genetics, Inc., the London Centre for the International Education of Students and Inion, Oy, and is a member of the Board of Visitors of Stanford Law School. Mr. Beery received his J.D. from Stanford Law School and A.B. in Physical Sciences from Harvard College.

Thomas A. Bologna, see biographical information above.

Sidney M. Hecht, Ph.D., has served as a member of our Board of Directors since 1995. Dr. Hecht is Director of the Center for Bioenergetics in the Biodesign Institute and Professor of Chemistry at Arizona State University. He was the John W. Mallet Professor of Chemistry and Professor of Biology at the University of Virginia from 1978 until 2008. From 1981 to 1987, Dr. Hecht held concurrent appointments first as Vice President, Preclinical Research and Development, and then Vice President, Chemical Research and Development at SmithKline & French Laboratories, where he was appointed a Distinguished Fellow. From 1971 to 1979, he was assistant professor and then associate professor of chemistry at the Massachusetts Institute of Technology. Dr. Hecht received his B.A. in Chemistry from the University of Rochester and his Ph.D. in Chemistry from the University of Illinois. He serves on the board of directors of Pinnacle Pharmaceuticals, Inc.

Kenneth D. Noonan, Ph.D., has served as a member of our Board of Directors since December 2001. He has been a partner at London-based L.E.K. Consulting LLP since November 2001, where he focuses on the European life sciences industry. Prior to joining L.E.K., Dr. Noonan was the senior Vice President of Corporate Development for Applera Corporation from 2000 to 2001 where he had corporate responsibility for strategy and transactions. Dr. Noonan has significant experience consulting to European life sciences companies first as the founder and managing director of The Wilkerson Group Ltd. (a specialist life science consultancy), and subsequently as Head of Booz-Allen and Hamilton’s European pharmaceutical practice from 1995 to 2000. Prior to becoming a consultant, Dr. Noonan was the Vice President of Technology Assessment and Business Development for CooperTechnicon Corp. and prior to that he was Director of Research and Development for BD Microbiology Systems. Dr. Noonan sits on a variety of public and private boards of directors, including TyraTech Inc., Intercept Pharmaceuticals, Inc. and Premier Research Group Ltd. Dr. Noonan’s academic credentials include a Ph.D. in Biochemistry from Princeton University and a B.S. in Biology from St. Joseph’s University.

Nicole S. Williams has served as a member of our Board of Directors since 2002. Ms. Williams formerly was the Chief Financial Officer of Abraxis Bioscience Inc., a biopharmaceutical company, and President of Abraxis Pharmaceutical Products, a division of Abraxis Bioscience Inc., positions she assumed upon the merger of American Pharmaceutical Partners, Inc. and American Bioscience Inc. in April 2006. From 2002 to 2006, Ms. Williams was the Executive Vice President and Chief Financial Officer of American Pharmaceutical Partners and in December 2005, assumed additional responsibilities as President of American Pharmaceutical Partners. Ms. Williams is the President of the Nicklin Capital Group, Inc., a firm she founded in 1999 to invest in and provide consulting to early stage technology companies in the Midwest. From 1992 to 1999, Ms. Williams was the Executive Vice President, Chief Financial Officer and Corporate Secretary of R.P. Scherer Corporation in Troy, Michigan. She currently serves as a director of Progenics Pharmaceuticals, Inc. and Intercept Pharmaceuticals, Inc. Ms. Williams received her Demi-License es Science Politique from the University of Geneva, Switzerland, her License es Science Politique from the Graduate Institute of International Affairs, University of Geneva, Switzerland and her M.B.A. from the Graduate School of Business, University of Chicago.

Director Independence

In accordance with the rules and regulations of the Nasdaq Stock Market LLC, our Board of Directors affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence under the definition promulgated by the Nasdaq Stock Market LLC.

Based on these standards, the Board of Directors determined that each of the following non-employee directors is an “independent director” as defined by the Nasdaq Stock Market LLC and has no relationship with us, except as a director and/or stockholder: Mr. Beery, Dr. Hecht, Dr. Noonan and Ms. Williams.

Meetings and Committees of the Board of Directors

Meeting Attendance

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all board, committee and stockholders’ meetings. During the fiscal year ended December 31, 2008, there were 18 meetings of our Board of Directors and all directors attended at least 75% of the board meetings and meetings of committees on which they served. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged to attend each annual meeting of stockholders. All of the directors attended the 2008 annual meeting of stockholders held on June 5, 2008.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee and a Compensation Committee to facilitate and assist the Board of Directors in the execution of its responsibilities. In accordance with the listing standards of The NASDAQ Stock Market LLC, these committees are comprised solely of non-employee, independent directors. Charters of the Audit Committee and Compensation Committee are available on our website at www.orchidcellmark.com by first clicking on the section for “Investor Relations” and then “Corporate Governance.” Committee charters are also available without charge, to any stockholder, upon written request, to the Corporate Secretary at Orchid, 4390 US Route One, Princeton, New Jersey 08540. The table below shows current membership of each of the Audit Committee and the Compensation Committee of our Board of Directors:

Audit Committee	Compensation Committee
James Beery	Sidney M. Hecht *
Sidney M. Hecht	Nicole S. Williams
Nicole S. Williams *

*	Committee Chairperson

Audit Committee. Our Audit Committee met eight times during fiscal 2008. Our Audit Committee’s role and responsibilities are set forth in a written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual consolidated financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market LLC, as such standards apply specifically to members of audit committees. Our Board of Directors has determined that Ms. Williams is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met six times during fiscal 2008. Our Compensation Committee’s role and responsibilities are set forth in a written charter and include the authority to review, approve and make recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our President and Chief Executive Officer, and conducts its decision making process with respect to that issue without the President and Chief Executive Officer present. The Compensation Committee also determines the compensation of our other executive officers and our directors. All members of the Compensation Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market LLC, as such standards apply specifically to members of compensation committees.

Our Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies and equity compensation plans. The Compensation Committee meets at least two times per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Compensation Committee.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled “Executive Compensation—Compensation Disclosure and Analysis.”

Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating Committee. We do not currently have a standing nominating committee. See discussion below under “Nominations for Directors” for more information.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee has two members, Dr. Hecht (Chairman) and Ms. Williams. None of our executive officers serve as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Nominations for Directors

We do not currently have a standing nominating committee since our Board of Directors determined that the independent members of the Board of Directors adequately fulfill the obligations of a nominating committee.

The Board of Directors considers recommendations of potential candidates from current directors, management and stockholders, and also utilizes the services of an executive search firm. In August 2009, the Board of Directors established a search committee comprised of Mr. Beery (Chairman), Mr. Bologna and Ms. Williams to coordinate a search for director candidates who could assist us in advancing our objectives and are otherwise appropriately qualified to serve on the Board of Directors. We expect any qualified candidates identified by this committee to be reviewed by the full Board of Directors and that the independent members of the Board of Directors will make all final decisions with respect to the nomination of any candidate(s) identified in this search.

Stockholders’ nominations for directors must be made in writing and include the nominee’s written consent to the nomination and sufficient background information on the candidate to enable the Board of Directors to assess his or her qualifications.

Nominations must be addressed to the Chairman of the Board of Directors in care of our Corporate Secretary at our headquarters address listed below, and generally must be received no later than 60 days nor earlier than 90 days prior to the first anniversary of the preceding year’s annual meeting, in order to be considered for the next annual election of directors. See “Stockholder Proposals and Nominations for Director” below.

Chairman of the Board of Directors

Orchid Cellmark Inc.

c/o Corporate Secretary

4390 US Route One

Princeton, NJ 08540

Stockholder Communications with the Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (609) 750-2324. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board of Directors or any member of the Board of Directors at 4390 US Route One, Princeton, NJ, 08540, or via e-mail at ir@orchid.com.

The Board of Directors has instructed our Corporate Secretary to review all communications so received (via regular mail or e-mail), and to exercise his discretion not to forward to the Board of Directors correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary not forwarded to the directors.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Disclosure and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to the following executive officers during the 2008 fiscal year:

•	Thomas A. Bologna, President and Chief Executive Officer;

•	James F. Smith, Vice President and Chief Financial Officer;

•	William J. Thomas, Vice President and General Counsel; and

•	Jeffrey S. Boschwitz, Ph.D., Vice President, North America Marketing and Sales.

The Compensation Committee of our board of directors oversees our executive compensation program. Information about the Compensation Committee and its composition, responsibilities and operations can be found elsewhere in this proxy statement under the caption “Committees of the Board of Directors.”

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward our achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance at or above established goals, with the ultimate object of improving stockholder value. The philosophy of the Compensation Committee is to evaluate both performance and compensation to ensure that:

•	we maintain our ability to attract and retain superior employees in key positions;

•	compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies; and

•	we provide incentives to ensure superior executive performance and successful financial results for our company.

To these ends, the Compensation Committee believes executive compensation packages should include both cash and equity-based compensation that reward performance as measured against established goals in order to:

•	link a substantial portion of compensation to our company’s achievement of strategic and financial objectives and the individual’s contribution to the attainment of those objectives;

•	provide risk for underachievement and rewards for overachievement of goals;

•	encourage executives to manage from the perspective of owners of the enterprise; and

•	provide long-term equity-based incentives and encouraging direct share ownership by executives.

This Compensation Disclosure and Analysis should be read together with the compensation tables and related narrative for our executive officers that can be found can be found elsewhere in this proxy statement.

Setting Executive Compensation

Management develops our compensation plans by utilizing publicly available compensation data as well as subscription survey data for national and regional companies in the biopharmaceutical and laboratory services industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as our company. For purposes of determining executive compensation for our President and Chief Executive Officer in 2007, the Compensation Committee engaged a consultant, Mercer Human Resource Consulting, Inc., or Mercer, to prepare and analyze data and compare our compensation programs with the practices of a group of peer companies. In prior years, we also engaged a consultant to assist us in assessing the compensation of our technical staff.

The scope of Mercer’s engagement included fact finding and data collection, gathering compensation benchmark data and reviewing compensation practices at competitive levels at the peer companies and presenting such findings to the Compensation Committee. Mercer performed a market analysis of the compensation paid by a peer group of companies to their chief executive officers. Mercer evaluated the compensation program for our chief executive officer by gathering compensation data from a selected group of peer companies and reviewed compensation practices and competitive levels at the peer companies with respect to base salary, short-term incentives, total cash compensation and long-term/equity incentives. Some peer companies were selected from proxy statements because they provided a focused comparison of compensation against the chief executive officers of publicly owned companies in the healthcare and biotechnology groups of similar size to us. Other peer companies were selected from published survey data collected from PPA Inc. and Radford with a focus on biotechnology and life sciences companies with annual revenues similar to that of our company. The 15 companies which comprised the peer group were as follows: Bio Reference Labs, Enzon Pharmaceuticals Inc., Myriad Genetics, Sunlink Health Systems Inc., U.S. Physical Therapy Inc., Caliper Life Sciences Inc., Cutera Inc., Medtox Scientific Inc., Dialysis Corp of America, Clinical Data Inc., Enzo Biochem, Bio-Imaging Technologies Inc., Monogram Biosciences Inc., Clarient Inc. and Nonogen Inc. The Mercer report summarized the compensation for our chief executive officer as follows:

•	the base salary is slightly above the 75th percentile of all peer companies and between the 50th and 75th percentile of peer companies excluding health care companies;

•	the short-term incentive opportunity is below the market median;

•	the annualized value of long-term incentives is above the 50th percentile of the peer companies;

•	the total cash and direct compensation are between the 50th percentile and 75th percentile of the peer companies; and

•	the pay mix for our Chief Executive Officer is weighted more on equity compensation as compared to the peer companies.

Based on information obtained from outside consultants such as Mercer and management’s analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to establish base salaries and total executive compensation (taking into consideration the executive’s experience and abilities) that are competitive with those companies with a similar number of employees represented in the compensation data we review.

We work within the framework of this pay-for-performance compensation philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s particular training, prior relevant work experience and skills;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position; and

•	uniqueness of industry skills.

The Compensation Committee typically implements a program of annual performance reviews under which annual performance goals are determined and set forth in writing during the first and second quarters of each year. Annual corporate goals are proposed by management and approved by the Board of Directors usually during the first or second quarter of each year. These corporate goals target the achievement of specific annual objectives, which are both strategic and financial. Annual individual goals focus on contributions which facilitate the achievement of the corporate goals and are typically set during the first and second quarters of each calendar year. Individual goals are developed by each key employee and such employee’s manager and are designed to be in line with the annual corporate goals. Annual salary increases, annual bonuses, and annual equity awards granted to our employees are tied to the achievement of these corporate and each individual’s performance goals.

We assess the written goals to determine corporate, facility and individual progress against the previously established goals and may make any adjustments to the goals for the remainder of the year based on changing circumstances.

During the fourth quarter of the prior year and the first or second calendar quarter of the current year, we typically evaluate corporate and individual performance against the written goals for the recently completed year. Consistent with our compensation philosophy, each employee’s supervisor prepares a written evaluation of the employee’s performance. This process leads to a recommendation for annual employee salary increases and annual equity awards and bonuses, if applicable, which is then reviewed and approved, as appropriate, by management and the Compensation Committee. In addition to rating performance, during the annual review process, facility directors may also determine if any employee should be promoted and, if there are significant differences in how a person is compensated as compared to industry benchmarks, proposes any additional adjustments to be made. Following his review of the executive officers, our President and Chief Executive Officer prepares compensation recommendations for these executive officers and certain other employees which are submitted to the Compensation Committee, which may accept or adjust the recommendations. In the case of the President and Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards, if any, which are then approved by the Board of Directors. For all employees, including our executive officers, annual base salary increases, annual equity awards and annual bonuses, if applicable and to the extent granted, are typically implemented during the second calendar quarter of the year.

For the 2008 fiscal year, the Compensation Committee approved a Corporate Objectives Plan designed to advance our pay-for-performance philosophy by focusing the attention of our executive officers on the attainment of key objectives for the year and then using this plan as the basis to make determinations related to annual incentive awards, including annual cash bonuses.

Executive Compensation Components and 2008 Decisions

As discussed in greater detail below, the principal components of compensation that our named executive officers are eligible to receive were:

•	Base salary;

•	Performance-based incentive compensation (annual bonus);

•	Long-term equity incentive compensation;

•	Signing bonus;

•	Retirement and other benefits (non-qualified deferred compensation);

•	Perquisites and other personal benefits; and

•	Termination-based compensation.

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, track record, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time of hire. As with total executive compensation, we believe that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Our President and Chief Executive Officer was recruited and hired by our Board of Directors during the first quarter of 2006 and started employment in the second quarter of 2006. The initial salary and other compensation for our President and Chief Executive Officer was established in arms-length negotiations between the President and Chief Executive Officer and our Board of Directors, taking into account his extensive experience, track record, our request that he relocate to the Princeton, New Jersey area, the timing of such relocation and other factors. Our Vice President and Chief Financial Officer was hired during the fourth quarter of 2007. Our Vice President and General Counsel was hired during the fourth quarter of 2007. Our Vice President, North America Marketing and Sales was hired during the second quarter of 2008. The initial salary and other compensation for each of Messrs. Smith and Thomas and Dr. Boschwitz was established in arms-length negotiations between such executive and our President and Chief Executive Officer, taking into account such executive’s extensive experience, track record and other factors.

Differences in compensation among the named executive officers are based on experience, longevity with us and relative level of responsibility. Our President and Chief Executive Officer earns more in base salary than our Vice President and Chief Financial Officer, Vice President and General Counsel or Vice President, North America Marketing and Sales. Although each named executive officer’s contributions to us are important, the Compensation Committee believes that the responsibilities and contributions of our President and Chief Executive Officer are the most significant. As described below, base salary provides the initial measure for determining the amount of possible cash bonuses.

Base salaries are reviewed annually as part of our annual performance review program, and increased for merit reasons, based on certain considerations, including executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. If necessary, we also realign base salaries with market levels for the same positions in the companies of similar size to us represented in the compensation data we review, if we identify significant market changes in our data analysis. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. In 2007, the Compensation Committee engaged Mercer to assist us in assessing the total compensation for our President and Chief Executive Officer.

Based on the range of salary increases granted to our other employees in 2008, the Compensation Committee recommended, and our Board of Directors approved, effective April 1, 2008, increased salaries for Messrs. Bologna, Smith and Thomas to the levels shown in the following table. In the first quarter of 2009, the Compensation Committee determined that there would be no salary increases in the annual salaries of our executive officers and all other employees in 2009.

Name and Title	2008 Salary @ Year-End		2009 Salary	% Increase
Thomas A. Bologna, President and Chief Executive Officer	$565,000		$565,000	—

James F. Smith, Vice President and Chief Financial Officer	$247,100		$247,100	—

William J. Thomas, Vice President and General Counsel	$246,100		$246,100	—

Jeffrey S. Boschwitz, Ph.D., Vice President, North America Marketing and Sales	$230,000	(1)	$230,000	—

(1)	The amount of such salary was established in the employment agreement with Dr. Boschwitz which was executed in connection with his employment in May 2008.

Annual Bonus

Our compensation program includes eligibility for an annual performance-based cash bonus in the case of executives and certain other employees. The amount of the cash bonus depends on the level of achievement of the stated corporate and individual performance goals, with a target bonus generally set as a percentage of base salary. As provided in their respective employment agreements, our President and Chief Executive Officer is eligible for an annual performance-based cash bonus target of 50% of his base salary, our Vice President and Chief Financial Officer is eligible for an annual performance-based cash bonus target of 25% of his base salary, our Vice President and General Counsel is eligible for an annual performance-based cash bonus target of 25% of his base salary, and our Vice President, North America Marketing and Sales, is eligible for an annual performance-based cash bonus target of 25% of his base salary. In its discretion, the Compensation Committee and Board of Directors may, however, award bonus payments above or below these target amounts. There is no provision for a mandatory minimum annual bonus and the Compensation Committee and the Board of Directors retain full discretion as to the total amount of the cash bonus, if any, to be awarded. The Compensation Committee reserves the discretion to reduce or not make annual bonus payments even if the applicable performance goals are met.

In connection with determining the amounts for 2008 bonuses for each named executive officer, the Compensation Committee considered the following pre-established corporate objectives:

•	Orchid’s actual 2008 financial performance as compared to its business plan, including revenue, profitability and cash position;

•

consolidation of the operations of ReliaGene Technologies into Orchid’s existing facilities as follows: paternity testing by the end of the first quarter of 2008 and Combined DNA Index System (CODIS) and casework testing by the end of the first half of 2008;

•	increase by approximately two-fold as compared to 2007 the average number of samples per analyst per month in our U.S. forensic casework operations;

•

development and implementation of process efficiencies for U.S. CODIS and U.K. Police and Criminal Evidence Act (PACE) work that result in specific reductions in the unit labor and material costs associated with these services;

•	implementation of a new paternity website and achievement of a specific increase in the private paternity monthly closure rate; and

•	realization of a specific level of revenue from the Northwest/Southwest and Wales regional forensics tender.

The Compensation Committee does not specifically allocate or weight each objective and generally reviews the entire mix of objectives when determining annual bonus awards. Although the members of the Compensation Committee discuss and analyze our performance as a group, each member makes his or her own judgment about which objectives are important, and how to allocate or weight those objectives in reaching a conclusion. It is possible, and likely, under this system, that different members of the Compensation Committee may reach the same determination with respect to annual bonuses for different reasons. Although we successfully integrated ReliaGene into our existing facilities, increased our analysts’ performance, implemented a new paternity website and increased our closure rate, we failed to achieve the pre-established bonus objectives related to financial performance. Based upon review of the achievement of these 2008 objectives, the Compensation Committee did not award any bonuses to our executive officers, including our President and Chief Executive Officer, for 2008 performance.

In June 2009, the Compensation Committee established 2009 goals and objectives for our executive officers. Although our named executive officers are eligible for bonuses as described above, it was decided that there would be no bonuses budgeted for 2009. For 2009, there are, however, pre-established corporate objectives and a subjective review of an executive officer’s performance. Corporate performance objectives for 2009 include such measures as financial results for revenue, expenses, profitability/net loss and cash position, improved operational efficiencies for forensics work, expansion of U.K. and North American forensic casework business, and winning new governmental awards. The table below shows the dollar amount of the 2007 and 2008 annual target bonus for each named executive officer, together with percentage of base salary represented by that target and the actual bonus awarded for that year:

Name and Title	2007 Target Bonus ($)		2007 Target Bonus (% Salary)	Actual 2007 Bonus ($)	2008 Target Bonus ($)		2008 Target Bonus (% Salary)	Actual 2008 Bonus ($)	2009 Target Bonus ($)	2009 Target Bonus (% Salary)
Thomas A. Bologna, President and Chief Executive Officer	273,000		50%	10,000	282,500		50%	0	282,500	50%

James F. Smith, Vice President and Chief Financial Officer (1)	14,767	(2)	6%	0	61,775		25%	0	61,775	25%

William J. Thomas, Vice President and General Counsel (3)	7,215	(2)	3%	0	61,525		25%	0	61,525	25%

Jeffrey S. Boschwitz, Ph.D., Vice President, North America Marketing and Sales (4)	N/A		N/A	N/A	35,348	(3)	15%	0	57,500	25%

(1)	Mr. Smith joined us in October 2007.
(2)	The amount of any annual performance bonus target for such named executive was pro-rated based on the number of calendar days in the particular year during which such named executive was employed by us.
(3)	Mr. Thomas joined us in November 2007.
(4)	Dr. Boschwitz joined us in May 2008.

The Compensation Committee believes that the overall target levels contained in the corporate objectives set for our executive officers are very difficult to achieve, especially the financial performance targets, and are established to award superior performance. This is supported by the fact that since 2006, the Compensation Committee has awarded only $10,000 in annual bonuses to our executive officers. Under our compensation policy, during this time period our executive officers were eligible to receive up to an aggregate of approximately $950,000 in annual bonuses.

Long-Term Equity Incentive Compensation

We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our employees in equity-based awards. Our Amended and Restated 2005 Stock Plan allows the grant to employees of stock options, restricted stock grants, stock grants and other equity-based awards. We currently make initial equity awards of stock options to new executive and certain non-executive employees in connection with their employment with us. The report by Mercer noted that most peer companies grant long-term incentives annually with the majority of peer companies using stock options and 40% of peer companies using restricted stock. Mercer stated that we should consider an annual equity grant for executive officers, either in the form of stock options or performance-based shares. Annual grants of options, if any, are approved by the Compensation Committee.

In determining the amount, if any, of long-term equity incentive awards to be granted to executive officers, the Compensation Committee considers numerous factors, including:

•	our strategic, financial and operating performance during the relevant period;

•	achievement of non-financial goals;

•	the executive officer’s contribution to our success and anticipated future contributions;

•	the level of competition for executives with comparable skills and experience;

•	review of the competitive practices of the companies similar in size to us represented in the compensation data we review;

•	the total number of equity-based awards granted to an executive over the course of his or her career, together with the retentive effect of additional grants of equity-based awards;

•	the total number of outstanding options, including as a percentage compared to the number of outstanding shares of common stock;

•	the executive officer’s total cash compensation; and

•	periodic reviews of the equity holdings of each of our current executive officers.

Initial Equity Incentives

Initial stock option awards. Executives and certain non-executive employees who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the later of the grant date or the date the employee joins us, and they typically vest on a monthly basis over four years. The initial stock option awards are intended to provide the executive with incentive to build value in the organization over an extended period of time. The size of the initial stock option award is also reviewed in light of the executive’s track record, base salary, other compensation and the other factors set forth above to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

In connection with the employment of our current Vice President and Chief Financial Officer, in October 2007, we granted Mr. Smith options to acquire 75,000 shares of our common stock at an exercise price of $5.54, which options vest monthly over four years. The number of shares granted to Mr. Smith was determined in arms-length negotiations with Mr. Smith, taking into account his extensive experience, track record and other factors. In addition, in connection with Mr. Smith’s employment, Mr. Smith agreed to purchase in the open-market within six months after his commencement of employment at least $10,000 of our common stock, subject to compliance with our insider trading policy and applicable securities laws.

In connection with the employment of our current Vice President and General Counsel, in November 2007, we granted Mr. Thomas options to acquire 75,000 shares of our common stock at an exercise price of $4.59, which options vest monthly over four years. The number of shares granted to Mr. Thomas was determined in arms-length negotiations with Mr. Thomas, taking into account his extensive experience, track record and other factors.

In connection with the employment of our current Vice President, North America Marketing and Sales, in May 2008, we granted Dr. Boschwitz options to acquire 50,000 shares of our common stock at an exercise price of $3.25, which options vest monthly over four years. The number of shares granted to Dr. Boschwitz was determined in arms-length negotiations with Dr. Boschwitz, taking into account his extensive experience, track record and other factors. Dr. Boschwitz agreed to purchase in the open-market within six months after his commencement of employment at least $10,000 of our common stock, subject to compliance with our insider trading policy and applicable securities laws.

Initial stock awards. We have not made initial grants of stock to any of our employees. However, we may make grants of stock, either restricted or fully vested, to executives and certain non-executive employees when they join our company in anticipation of contributions that will create value in our company. We would expect any such grant to be subject to a lapsing repurchase right in our favor over a period of time, but in certain circumstances we may grant fully vested shares. Because the shares would have a defined value at the time the stock grants are made, stock grants are often perceived as having more immediate value than stock options, which have a less calculable value when granted. However, we would expect generally to grant fewer shares of stock than the number of stock options we would grant for a similar purpose.

Subsequent Equity Incentives

Stock option awards. We may make annual stock option awards as part of our overall annual review process for employees at or above the Director level. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We expect that the annual aggregate value of these awards would be set near competitive median levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of compensation is conducted when determining equity awards to ensure that total compensation conforms to our overall philosophy and objectives. In 2008, the Compensation Committee adopted a policy requiring an individual to be employed on September 1 st of that year in order to be eligible for an annual stock option award for that year, subject to exceptions to be determined by the Compensation Committee.

In light of the report of Mercer and their recommendation and based on the recommendation of our President and Chief Executive Officer, the review by the Compensation Committee of performance evaluations for our executive officers, and the pool of shares available for future awards, in June 2008, the Compensation Committee awarded our executive officers the following equity awards: our President and Chief Executive Officer was granted options to acquire 145,000 shares of our common stock at an exercise price of $3.03, which options vest monthly over four years; our Vice President and Chief Financial Officer was granted options to acquire 25,175 shares of our common stock at an exercise price of $3.03, which options vest monthly over four years; and our Vice President and General Counsel was granted options to acquire 20,445 shares of our common stock at an exercise price of $3.03, which options vest monthly over four years.

In June 2009, based upon the recommendations in the Mercer report, the recommendation of our President and Chief Executive Officer, the review by the Compensation Committee of the performance of our executive officers against the 2008 corporate objectives established for annual bonuses set forth above and the factors discussed above with respect to granting long-term equity incentives, the Compensation Committee awarded our executive officers the following equity awards: our President and Chief Executive Officer was granted options to acquire 170,000 shares of our common stock at an exercise price of $1.54; and each of our Vice President and Chief Financial Officer, Vice President and General Counsel, and Vice President, North America Marketing and Sales was granted options to acquire 45,000 shares of our common stock at an exercise price of $1.54. Based on its assessment of the executives’ performance against the 2008 corporate objectives and the fact that we did not award cash bonuses for 2008 performance, the Compensation Committee determined that 50% of each of these options were vested on the date of grant. In order to align the executives’ interests with those of our stockholders, the Compensation Committee determined that the remaining 50% of these options will vest on the date of release by the Company of our earnings for the fiscal year ended December 31, 2009, provided, that (i) the Company has achieved certain corporate goals with respect to gross margin and cash as of December 31, 2009 and (ii) such individual is employed by us on such date.

Stock awards. In the recent past, we have made grants of stock as part of our annual review program to our current President and Chief Executive Officer. However, we may make these grants to executives and certain non-executive employees as part of the annual review process in anticipation of contributions that will create value in our company. See “Initial stock awards” above for a discussion of the expected terms of, reasons for granting and expected amount of grants of stock.

Signing Bonus

In certain circumstances, we utilize cash signing bonuses when executives join us. When used, such cash signing bonuses are repayable in full to us if the employee recipient voluntarily terminates employment with us prior to the first or second anniversary of the date of hire. Whether a signing bonus is paid, and the amount thereof, is determined on a case-by-case basis based on the specific circumstances surrounding the hiring of a new executive. For example, we will consider paying a signing bonus to compensate for amounts forfeited by an executive upon terminating prior employment, and/or to create additional incentive for an executive to join our company in a position where there is high market demand.

Non-Qualified Deferred Compensation

We have established an Executive Deferred Compensation Plan, which originally became effective on January 1, 1999 and was restated effective January 1, 2009 to comply with Section 409A of the Internal Revenue Code. It was established primarily for the purpose of attracting and retaining qualified executive talent and to provide them with an important component of a competitive and attractive executive benefit program. Participants in the plan are permitted in their sole discretion to defer receipt of, and income taxation on, up to 50% of their regular base salary and we are required to contribute each year an amount equal to 5% of the regular base salary of each participant. At this time, we have only designated our President and Chief Executive Officer as eligible to participate in this plan. We have not and do not anticipate offering the opportunity to participate in this plan to any employees who may join us in the future.

Our Executive Deferred Compensation Plan is discussed in further detail under the heading “Non-Qualified Deferred Compensation Plan” elsewhere in this proxy statement. Our President and Chief Executive Officer has not elected to defer any portion of his salary in accordance with the Executive Deferred Compensation Plan. However, we contribute an amount equal to 5% of our President and Chief Executive Officer’s annual base salary to the Executive Compensation Plan for his benefit.

Perquisites and Other Personal Benefits

We provide named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

We maintain broad-based benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan, including matching contributions. We also provide relocation expense reimbursement under certain circumstances. In addition to these broad-based benefits and perquisites, we provide all employees, other than our President and Chief Executive Officer, with life insurance in an amount equal to three times their current salary. We do not generally provide significant perquisites or other personal benefits to our executive officers except as stated below.

In connection with our President and Chief Executive Officer joining our company in 2006, we agreed to provide him with $2,000,000 of life insurance for a beneficiary designated by him, reimbursement of expenses in connection with his relocation to the Princeton, New Jersey area (including costs associated with the sale of his former residence, purchase of his new residence and temporary living expenses), legal costs associated with negotiating his employment arrangement and tax gross-ups to offset the tax effects of such payments to him under his employment arrangement with us. As set forth under “Summary Compensation Table” below, in 2008, as part of his employment arrangement, we reimbursed our President and Chief Executive Officer for additional legal costs incurred in connection with the purchase of his new residence in the Princeton, New Jersey area. For more details about these payments, see the discussion relating to Mr. Bologna’s employment agreement with us below. The extent and amount of these benefits were determined in arms-length negotiations between the

President and Chief Executive Officer and our Board of Directors, taking into account his extensive experience, track record, our request that he relocate to the Princeton, New Jersey area and the timing of such relocation and other factors. In addition, attributed costs of the personal benefits and perquisites received by our President and Chief Executive Officer and our other named executive officers in 2008, are included in the “Summary Compensation Table” below.

Termination Based Compensation

Severance. Upon termination of employment, most executive officers are entitled to receive severance payments under their employment agreements or offer letters. In determining whether to approve and as part of the process of setting the terms of such severance arrangements, the Compensation Committee recognizes that executives often face challenges securing new employment following termination.

Our President and Chief Executive Officer’s employment agreement provides, if his employment is terminated by him for good reason or by us without cause, for (a) the payment by us of severance consisting of (i) a lump sum payment in an amount equal to two times the Chief Executive Officer’s most recent base salary, (ii) an amount equal to two times the average of the last four annual bonuses paid to the Chief Executive Officer or two times the amount of the largest bonus paid to the Chief Executive Officer within the last three years, whichever is greater and (iii) an amount equal to the Chief Executive Officer’s annual bonus target pro-rated by the number of days worked by the Chief Executive Officer in the last calendar year of his employment, and (b) the continuation by us of medical and dental insurance coverage for the Chief Executive Officer and the Chief Executive Officer’s family until the later of (i) thirty-six months following the effective date of such termination or (ii) the date which would have been the end of the current term of his employment agreement but for such termination. For more detail about the provisions of Mr. Bologna’s severance arrangements with us, see the discussion under “Thomas A. Bologna, President and Chief Executive Officer” below. We believe that our President and Chief Executive Officer’s severance package is generally in line with severance packages offered to chief executive officers of companies of similar size to us represented in the compensation data we reviewed.

Our Vice President and Chief Financial Officer’s employment agreement provides, if his employment is terminated without cause, for the payment by us of severance consisting of a payment either in a lump sum or in up to four payments within six months in an amount equal to six months base salary. The agreement further provides that if, during the first five years of Mr. Smith’s employment with us, Mr. Smith is terminated either by us or any successor without cause within nine months following a change of control, we will pay Mr. Smith an amount equal to 18 months base salary. For more detail about the provisions of Mr. Smith’s severance arrangements with us, see the discussion under “James F. Smith, Vice President and Chief Financial Officer” below. We believe that our Vice President and Chief Financial Officer’s severance package is generally in line with severance packages offered to chief financial officers of companies of similar size to us.

Our Vice President and General Counsel’s employment agreement provides, if his employment is terminated without cause, for the payment by us of severance consisting of a payment either in a lump sum or in up to four payments within six months in an amount equal to six months base salary. For more detail about the provisions of Mr. Thomas’s severance arrangements with us, see the discussion under “William J. Thomas, Vice President and General Counsel” below. We believe that our Vice President and General Counsel’s severance package is generally in line with severance packages offered to general counsels of companies of similar size to us.

Our Vice President, North America Marketing and Sales’ employment agreement provides, if his employment is terminated without cause, for the payment by us of severance consisting of a payment either in a lump sum or in up to four payments within six months in an amount equal to six months base salary. For more detail about the provisions of Dr. Boschwitz’s severance arrangements with us, see the discussion under “Jeffrey S. Boschwitz, Ph.D., North America Marketing and Sales” below. We believe that our North America Marketing and Sales’ severance package is generally in line with severance packages offered to marketing and sales executives of companies of similar size to us.

The employment agreements for Messrs. Smith and Thomas and Dr. Boschwitz do not contain provisions requiring us to pay severance in the event such executive officer terminates his employment for good reason such as diminution in such executive’s title, duties or authority or a reduction in such executive’s salary or bonus target. The severance terms in such employment agreements were determined in arms-length negotiations with each of Mr. Smith, Mr. Thomas and Dr. Boschwitz.

Acceleration of vesting of equity-based awards. In general, the equity awards under our Amended and Restated 2005 Stock Plan are subject to acceleration in certain circumstances at the discretion of the administrator of the Amended and Restated 2005 Stock Plan. See the discussion under the heading “Our Amended and Restated 2005 Stock Plan” below.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes. We believe that the options granted under our Amended and Restated 2005 Stock Plan qualify as performance-based compensation.

Compensation Committee Report

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s proxy statement for its 2009 annual meeting of stockholders.

THE COMPENSATION COMMITTEE

Sidney M. Hecht, Chairman

Nicole S. Williams

Summary Compensation Table

The following table shows the compensation for the fiscal years ended December 31, 2008, 2007 and 2006 earned by (1) our President and Chief Executive Officer, (2) our Vice President and Chief Financial Officer, (3) our Vice President and General Counsel, and (4) our Vice President, North American Marketing and Sales.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (2)		All Other Compensation ($)		Total ($)
Thomas A. Bologna President and Chief Executive Officer (3)	2008 2007 2006	560,250 539,500 354,667	— 10,000 100,000	(9)	— 378,750 331,000	(6) (10)	549,779 427,919 271,442	(4) (7) (11)	101,790 567,162 128,058	(5) (8) (12)	1,211,819 1,923,331 1,185,167

James F. Smith Vice President and Chief Financial Officer (13)	2008 2007	246,575 57,699	— —		— —		81,832 9,620	(14) (16)	7,060 839	(15) (17)	335,467 68,158

William J. Thomas Vice President and General Counsel (18)	2008 2007	245,825 29,697	— 10,000	(21)	— —		66,962 5,483	(19) (22)	2,778 195	(20) (23)	315,565 45,375

Jeffrey S. Boschwitz, Ph.D. Vice President, North American Marketing and Sales (24)	2008	141,136	—		—		17,459	(25)	1,918	(26)	160,513

(1)	See Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K, as amended, for our fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on March 16, 2009, as amended, for details as to the assumptions used to determine the fair value of stock awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on March 16, 2009, as amended April 30, 2009.
(2)	See Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on March 16, 2009, as amended April 30, 2009, for details as to the assumptions used to determine the fair value of option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on March 16, 2009, as amended April 30, 2009.
(3)	Mr. Bologna commenced employment with us on April 25, 2006.
(4)	Represents compensation expense incurred by us in fiscal year 2008 in connection with the grants of options to Mr. Bologna to purchase 600,000 and 145,000 shares of common stock on April 25, 2006 and June 5, 2008, respectively, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.
(5)	Consists of $4,600 of matching contributions under our 401(k) plan, $28,013 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Mr. Bologna, $3,530 in life insurance premiums paid by us for a life insurance policy to benefit Mr. Bologna, $37,674 in relocation and related expenses and $27,973 in tax gross-ups for relocation.
(6)	Represents compensation expense incurred by us in fiscal year 2007 in connection with the grant of 75,000 shares of common stock to Mr. Bologna on December 30, 2007, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.
(7)	Represents compensation expense incurred by us in fiscal year 2007 in connection with the grant of options to purchase 600,000 shares of common stock to Mr. Bologna on April 25, 2006, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.

(8)	Consists of $4,400 of matching contributions under our 401(k) plan, $33,475 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Mr. Bologna, $3,354 in life insurance premiums paid by us for a life insurance policy to benefit Mr. Bologna, $299,203 in relocation and related expenses and $226,730 in tax gross-ups for relocation expenses paid to Mr. Bologna.
(9)	Represents a signing bonus of $100,000.
(10)	Represents compensation expense incurred by us in fiscal year 2006 in connection with the grant of 100,000 shares of common stock to Mr. Bologna on December 14, 2006, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.
(11)	Represents compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to purchase 600,000 shares of common stock to Mr. Bologna on April 25, 2006, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.
(12)	Consists of $2,600 of matching contributions under our 401(k) plan, $13,000 of contributions by us into our Executive Deferred Compensation Plan for the benefit of Mr. Bologna, $6,708 in life insurance premiums paid by us for a life insurance policy to benefit Mr. Bologna, $10,351 for the reimbursement of legal expenses in connection with the negotiation of Mr. Bologna’s employment agreement, $46,896 in relocation and related expenses and $48,503 in tax gross-ups for relocation, legal fees and life insurance.
(13)	Mr. Smith commenced employment with us on October 5, 2007.
(14)	Represents compensation expense incurred by us in fiscal year 2008 in connection with the grants of options to Mr. Smith to purchase 75,000 and 25,175 shares of common stock on October 31, 2007 and June 5, 2008, respectively, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.
(15)	Consists of $3,706 of matching contributions under our 401(k) plan and $3,354 in life insurance premiums paid by us for a life insurance policy to benefit Mr. Smith.
(16)	Represents compensation expense incurred by us in fiscal year 2007 in connection with the grant of options to purchase 75,000 shares of common stock to Mr. Smith on October 31, 2007, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.
(17)	Represents life insurance premiums paid by us for a life insurance policy to benefit Mr. Smith.
(18)	Mr. Thomas commenced employment with us on November 19, 2007.
(19)	Represents compensation expense incurred by us in fiscal year 2008 in connection with the grant of options to Mr. Thomas to purchase 75,000 and 20,445 shares of common stock on November 19, 2007 and June 5, 2008, respectively, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.
(20)	Consists of $1,608 of matching contributions under our 401(k) plan and $1,170 in life insurance premiums paid by us for a life insurance policy to benefit Mr. Thomas.
(21)	Represents a signing bonus of $10,000 that is subject to repayment on certain terms if Mr. Thomas is terminated for certain reasons within two years of his commencement of employment with us.
(22)	Represents compensation expense incurred by us in fiscal year 2007 in connection with the grant of options to purchase 75,000 shares of common stock to Mr. Thomas on November 19, 2007, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.
(23)	Represents life insurance premiums paid by us for a life insurance policy to benefit Mr. Thomas.
(24)	Dr. Boschwitz commenced employment with us on May 21, 2008.
(25)	Represents compensation expense incurred by us in fiscal year 2008 in connection with the grant of options to purchase 50,000 shares of common stock to Dr. Boschwitz on May 21, 2008, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions.
(26)	Represents $1,150 of matching contributions under our 401(k) plan and $768 in life insurance premiums paid by us for a life insurance policy to benefit Dr. Boschwitz.

Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2008 to each of the individuals named in the Summary Compensation Table.

Name	Grant Date	Approval Date		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards ($)
Thomas A. Bologna	06/05/08	06/05/08		145,000	3.03	3.22	310,010
James F. Smith	06/05/08	06/05/08		25,175	3.03	3.22	53,824
William J. Thomas	06/05/08	06/05/08		20,445	3.03	3.22	43,711
Jeffrey S. Boschwitz, Ph.D.	05/21/08	05/08/08	(2)	50,000	3.25	3.06	114,290

(1)	Our Amended and Restated 2005 Stock Plan provides that the exercise price shall be determined by using the fair market value of our common stock, which is defined under the Amended and Restated 2005 Stock Plan as the closing price of our common stock on the NASDAQ Global Market on the day prior to the grant date.
(2)	The grant was approved prior to the individual’s commencement of employment.

Discussion of Summary Compensation Table and Grants of Plan-Based Awards

The terms of Mr. Bologna’s compensation are derived from our employment agreement with him and the annual performance review by our Compensation Committee. The terms of Mr. Bologna’s employment agreement with us were the result of extensive negotiations between us and Mr. Bologna and were approved by our Board of Directors. Annual salary increases, annual equity awards and cash bonuses, if any, for Mr. Bologna are determined by the Board of Directors, after the recommendation from the Compensation Committee. The terms of our other named executive officers’ compensation are derived from our employment agreement with each executive, which terms were the result of negotiations between us and each executive. Annual salary increases, annual equity awards and cash bonuses, if any, for these executives are determined by the Compensation Committee based upon the recommendation of Mr. Bologna.

All of the equity awards disclosed in the Grants of Plan-Based Awards table were issued under our Amended and Restated 2005 Stock Plan. All option awards were granted with an exercise price per share equal to the closing price of our common stock on the NASDAQ Global Market on the day prior to the grant date of each award. Subject to the terms and conditions of the Amended and Restated 2005 Stock Plan and the option agreements issued in connection with these grants, all of the options granted in 2008 vest monthly in forty-eight equal tranches over four years.

Employment Agreement with Thomas A. Bologna

On March 8, 2006, we entered into an employment agreement with Thomas A. Bologna to serve as our President and Chief Executive Officer effective April 25, 2006. The employment agreement is for a four-year term and automatically renews for additional four-year terms unless either party gives notice of non-renewal to the other party at least 18 months prior to the expiration of the then current term. Mr. Bologna’s annual base salary is $565,000, and he has a bonus target each year of 50% of his base salary, based primarily on performance measures. Mr. Bologna received a $10,000 bonus in April 2008. We also contribute an additional 5% of Mr. Bologna’s annual base salary to the Executive Deferred Compensation Plan for his benefit. Pursuant to the employment agreement, Mr. Bologna (i) received a signing bonus of $100,000, which was subject to pro rata repayment if Mr. Bologna’s employment was terminated for certain reasons within the first year of joining our company, (ii) was granted an option to purchase 600,000 shares of our common stock at an exercise price equal to $4.53 per share and (iii) was granted 100,000 shares of our common stock at no cost to Mr. Bologna. In addition, we agreed to purchase life insurance on Mr. Bologna in the face amount of not less than $2,000,000 for a beneficiary designated by him.

In connection with his employment, Mr. Bologna relocated to the Princeton, New Jersey area in 2007. We reimbursed Mr. Bologna $37,672, $299,203 and $46,896 in 2008, 2007 and 2006, respectively, for certain relocation expenses, which are subject to pro rata repayment in certain circumstances. We also reimbursed Mr. Bologna $10,351 in 2006 for his legal expenses related to the negotiation of the employment agreement and related equity arrangements. We also made additional gross-up payments to Mr. Bologna of $27,973, $226,730 and $48,503 in 2008, 2007 and 2006, respectively, in order to pay income tax imposed on him because certain payments made to Mr. Bologna under the employment agreement are deemed compensation to Mr. Bologna.

Employment Agreement with James F. Smith

On October 5, 2007, we entered into an employment agreement with James F. Smith to serve as our Vice President and Chief Financial Officer effective October 5, 2007. The employment agreement is for a three-year term and automatically renews for additional one-year terms unless either party gives notice of non-renewal to the other party at least three months prior to the expiration of the then current term. Mr. Smith’s current annual base salary is $247,100, and he has a bonus target each year of 25% of his base salary, based primarily on performance measures. Pursuant to the employment agreement, Mr. Smith (i) was granted an option to purchase 75,000 shares of our common stock at an exercise price equal to $5.54 per share and (ii) was required to purchase $10,000 of our common stock in the open-market within six months after his commencement of employment, subject to compliance with our insider trading policy and applicable securities laws.

Employment Agreement with William J. Thomas

On November 19, 2007, we entered into an employment agreement with William J. Thomas to serve as our Vice President and General Counsel effective November 19, 2007. The employment agreement is for a three-year term and automatically renews for additional one-year terms unless either party gives notice of non-renewal to the other party at least three months prior to the expiration of the then current term. Mr. Thomas’ current annual base salary is $246,100, and he has a bonus target each year of 25% of his base salary, based primarily on performance measures. Pursuant to the employment agreement, Mr. Thomas (i) was granted an option to purchase 75,000 shares of our common stock at an exercise price equal to $4.59 per share and (ii) received a signing bonus of $10,000, which was subject to full repayment if Mr. Thomas’ employment was terminated for certain reasons within the first year of joining our company and is subject to 50% repayment if Mr. Thomas’ employment is terminated for certain reasons after the first year of employment and before the end of the second year of employment.

Employment Agreement with Jeffrey S. Boschwitz, Ph.D.

On May 13, 2008, we entered into an employment agreement with Jeffrey S. Boschwitz, Ph.D., to serve as our Vice President, North America Marketing and Sales effective May 21, 2008. The employment agreement is for a three-year term and automatically renews for additional one-year terms unless either party gives notice of non-renewal to the other party at least three months prior to the expiration of the then current term. Dr. Boschwitz’s current annual base salary is $230,000, and he has a bonus target each year of 25% of his base salary, prorated for 2008, based primarily on performance measures. Pursuant to the employment agreement, Dr. Boschwitz (i) was granted an option to purchase 50,000 shares of our common stock at an exercise price equal to $3.25 per share and (ii) was required to purchase $10,000 of our common stock in the open-market within six months after his commencement of employment, subject to compliance with our insider trading policy and applicable securities laws. As a result of our policy regarding black-out periods and applicable securities laws, Dr. Boschwitz was unable to purchase at least $10,000 worth of our common stock by the end of his first six months of employment with us. On June 9, 2009, Dr. Boschwitz fulfilled this requirement and purchased $10,000 of our common stock in the open-market.

Severance and Other Payments

Certain of our named executive officers may be entitled to certain payments under certain circumstances, including termination and a change of control involving our company. For a description and quantification of benefits payable to the individuals named in our Summary Compensation Table in connection with a termination of employment or a change of control, see “Potential Payments upon Termination or Change of Control” below.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options outstanding on December 31, 2008, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Thomas A. Bologna	400,000 18,125	200,000 126,875	(1) (1)	4.53 3.03	4/25/16 6/05/18
James F. Smith	21,875 3,147	53,125 22,028	(1) (1)	5.54 3.03	10/31/17 6/05/18
William J. Thomas	20,313 2,556	54,687 17,889	(1) (1)	4.59 3.03	11/19/17 6/05/18
Jeffrey S. Boschwitz, Ph.D.	7,292	42,708	(1)	3.25	5/21/18

(1)	The options vest monthly in forty-eight equal tranches over four years.

Option Exercises and Stock Vested

There were no exercise of options to purchase our common stock during the fiscal year ended December 31, 2008 by any of the individuals named in the Summary Compensation Table nor were any shares of restricted stock held by any of our named executive officers in 2008.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation Plan

Pursuant to our Executive Deferred Compensation Plan, certain executives may defer the payment of certain cash compensation that they may earn of up to 50% of such person’s regular base salary. Deferral elections are made by eligible executives each year for amounts to be earned in the following year. In addition, we are required to contribute each year an amount equal to 5% of the regular base salary of each participant. In accordance with the Executive Deferred Compensation Plan we have only designated our President and Chief Executive Officer as eligible to participate in this plan. We have not and do not anticipate offering the opportunity to participate in this plan to any employees who may join us in the future.

A cash payment under our Executive Deferred Compensation Plan will be made in a single lump sum, installment or in such other form as set forth in a participant’s election form and allowed under the plan upon one or more of the following events as specified by a participant in his or her election form: upon separation of service, death, disability, a specified time set forth in the election form or upon an unforeseeable emergency. Elections may be changed by the trustee of the plan. The trustee may invest in securities or obligations issued by the Company and earnings or losses on account balances are based on the performance of the chosen investment vehicles.

The following tables provides information with respect to the contributions, earnings, withdrawals and balances under our Executive Deferred Compensation Plan during the fiscal year ended December 31, 2008 for each of the individuals named in the Summary Compensation Table.

Name	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Thomas A. Bologna	28,013	(1)	(26,866)	48,753
James F. Smith	—		—	—
William J. Thomas	—		—	—
Jeffrey S. Boschwitz, Ph.D.	—		—	—

(1)	Pursuant to our employment agreement with Mr. Bologna, we contribute an amount equal to 5% of Mr. Bologna’s base salary to our Executive Deferred Compensation Plan at least annually. This amount has been reported in the All Other Compensation column of the Summary Compensation Table for 2008.

Potential Payments upon Termination or Change of Control

Generally, regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include:

•	the portion of the executive’s base salary that has accrued prior to any termination and not yet been paid;

•	unused vacation pay;

•	distribution under the executive’s 401K plan (assuming the executive participated in the plan); and

•	amounts contributed by the executive and us under our Executive Deferred Compensation Plan (assuming the executive participated in the plan).

In addition, we have entered into certain agreements and maintain certain plans that may require us to make additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control of our company.

Our Amended and Restated 2005 Stock Plan

Under our Amended and Restated 2005 Stock Plan, if we are to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of our assets or otherwise, the administrator of our Amended and Restated 2005 Stock Plan or the board of directors of any entity assuming our obligations under the Amended and Restated 2005 Stock Plan shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options either the consideration payable with respect to the outstanding shares of our common stock in connection with the transaction or securities of any successor or acquiring entity, (ii) upon written notice to the participants, provide that all options must be exercised (either (a) to the extent then exercisable or (b) at the discretion of the administrator of the Amended and Restated 2005 Stock Plan, all options being made fully exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options as determined in accordance with the Amended and Restated 2005 Stock Plan (either (a) to the extent then exercisable or (b) at the discretion of the administrator of the Amended and Restated 2005 Stock Plan, all options being made fully exercisable) over the exercise price thereof.

With respect to outstanding stock grants, the administrator of the Amended and Restated 2005 Stock Plan or the successor board, shall either (i) make appropriate provisions for the continuation of such stock grants by substituting on an equitable basis for the shares then subject to such stock grants either the consideration payable with respect to the outstanding shares of our common stock in connection with the transaction or securities of any successor or acquiring entity, (ii) upon written notice to the participants, provide that all stock grants must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the stock grants shall terminate or (iii) terminate all stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grants over the purchase price thereof, if any. In addition, in the event of such a transaction, the administrator of the Amended and Restated 2005 Stock Plan may waive any or all of our repurchase rights with respect to outstanding stock grants.

Our Executive Deferred Compensation Plan

Benefits under our Executive Deferred Compensation Plan are typically paid six months after termination in order to comply with Section 409A of the Internal Revenue Code. Benefits can be received either as a lump sum payment or in annual installments as designated by the executive.

Thomas A. Bologna, President and Chief Executive Officer

Pursuant to our employment agreement with Mr. Bologna, in the event of a change of control, all stock options held by Mr. Bologna which have not previously vested shall immediately and fully vest and shall remain exercisable for their full term. If Mr. Bologna’s employment is terminated by us without cause or by Mr. Bologna for good reason, then immediately upon the date of Mr. Bologna’s termination, to the extent that any of Mr. Bologna’s stock options have not vested in full, an additional number of Mr. Bologna’s stock options will vest such that Mr. Bologna will be vested in such number of stock options calculated as if Mr. Bologna remained employed with us for an additional 24 months following the date of termination, and the vested options shall remain exercisable for their full term. If Mr. Bologna’s employment is terminated as a result of his death or disability, then immediately upon the date of Mr. Bologna’s termination, all stock options held by Mr. Bologna shall immediately and fully vest and shall remain exercisable for their full term.

If Mr. Bologna’s employment under his employment agreement is terminated by us for cause or by Mr. Bologna in the absence of a good reason, or the term of the employment agreement expires, we will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Mr. Bologna’s employment under the employment agreement is terminated either by us without cause or by Mr. Bologna for good reason, or because of Mr. Bologna’s death or disability, then (i) we will pay to Mr. Bologna his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses, (ii) we will pay Mr. Bologna a lump sum payment equal to (A) an amount equal to two times his most recent base salary plus (B) an amount equal to two times the average of the last four annual bonuses paid to him, or two times the amount of the largest bonus paid to him within the last three years, whichever is greater, (iii) we will pay Mr. Bologna an amount equal to his annual bonus target prorated by the number of days worked by him in the last calendar year of his employment and (iv) in certain circumstances we will continue to provide medical and dental insurance coverage for him and his family until the later of (A) 36 months following the effective date of his termination or (B) the date which would have been the end of the current term of the employment agreement but for the earlier termination thereof.

Under the employment agreement, “cause” means that Mr. Bologna has (i) intentionally committed an act or omission that materially harms us, (ii) been grossly negligent in performance of his duties to us, (iii) committed an act of moral turpitude, (iv) committed an act of fraud or material dishonesty in discharging his duties to us, (v) breached any material provision of the employment agreement or any nondisclosure or non-competition agreement between us and Mr. Bologna that results in material harm to us, or (vi) breached any material provision of any code of conduct or ethics policy in effect at our company that results in material harm to us; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by Mr. Bologna, there shall be no cause unless we provide Mr. Bologna with written notice reasonably detailing the purported basis for the cause and Mr. Bologna fails to remedy within 30 days after his receipt of such notice.

Under the employment agreement, “good reason” means the occurrence of one or more of the following without Mr. Bologna’s express written consent: (i) a substantial diminution in his title, duties, responsibilities or authority with us, (ii) a reduction in his salary or bonus target, (iii) our failure to timely pay or provide him with any salary, bonuses, benefits or other compensation due to him under the employment agreement, (iv) our dissolution or liquidation or our filing of a bankruptcy petition, (v) relocation of our headquarters to a location outside of the Princeton, New Jersey area, (vi) Mr. Bologna not being elected as a member of our Board of Directors or (vii) a change of control as used in the employment agreement; provided, that in the case of subparagraphs (i), (ii) or (iii) there shall be no good reason unless Mr. Bologna provides our Board of Directors with written notice reasonably detailing the purported basis for the good reason and we fail to remedy within 30 days after its receipt of such notice.

Under the employment agreement, a “change of control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities (excluding for this purpose our company or its affiliated entities or any of our executive benefit plans) or (ii) a merger or consolidation of our company whether or not approved by our Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of all or substantially all of our assets.

The following table summarizes the potential payments to Mr. Bologna assuming his employment with us is terminated or a change of control occurs on December 31, 2008, the last day of our fiscal year.

Benefits and Payments	Change of Control (1)	Termination upon Death or Disability	Termination by us Without Cause or by Mr. Bologna for Good Reason
Base Salary	$0	$1,130,000	$1,130,000
Bonus	$0	$282,500	$282,500
Acceleration of Vesting of Options	100%	100%	24 months
Number of Stock Options and Value (2)	326,875	326,875	272,500
	$0	$0	$0
Executive Deferred Compensation Plan	$0	$48,753	$48,753
Total	$0	$1,461,253	$1,461,253

(1)	We will make tax gross-up payments to Mr. Bologna to the extent that any amounts payable to Mr. Bologna in connection with a change of control are treated as excess parachute payments.
(2)	Value upon termination or change of control is calculated using a value of our common stock of $0.67 per share, the closing price of our common stock on December 31, 2008, the last trading day in the fiscal year ended December 31, 2008. At this price, Mr. Bologna would receive no additional value from the acceleration of the vesting of stock options as the exercise price of his options is $4.53 per share and $3.03 per share.

James F. Smith, Vice President and Chief Financial Officer

Pursuant to our employment agreement with Mr. Smith, in the event of a change of control, all stock options held by Mr. Smith which have not previously vested shall immediately vest and become fully exercisable.

If Mr. Smith’s employment under his employment agreement is terminated by us for cause, or death or disability, or the term of the employment agreement expires, we will pay to Mr. Smith his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Mr. Smith’s employment under the employment agreement is terminated by us without cause, then (i) we will pay to Mr. Smith his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses, and (ii) we will pay Mr. Smith severance consisting of a payment either in a lump sum or in up to four payments within six months after his termination in an amount equal to six months base salary. If Mr. Smith’s employment under his employment agreement is terminated by us within nine months following a change of control, and provided Mr. Smith is not offered employment with any successor or surviving entity at substantially equal or better terms and conditions, then we will pay Mr. Smith severance equal to 18 months base salary in a lump sum or in up to four payments within 18 months.

Under the employment agreement, “cause” means that Mr. Smith has (i) intentionally committed an act or omission that materially harms us, (ii) been grossly negligent in performance of his duties to us, (iii) committed an act of moral turpitude, (iv) committed an act of fraud or material dishonesty in discharging his duties to us, (v) breached any material provision of the employment agreement or any nondisclosure or non-competition agreement between us and Mr. Smith that results in material harm to us, or (vi) breached any provision of any code of conduct or ethics policy in effect at our company; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by Mr. Smith, there shall be no cause unless we provide Mr. Smith with written notice reasonably detailing the purported basis for the cause and Mr. Smith fails to remedy within 30 days after his receipt of such notice.

Under the employment agreement, a “change of control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities (excluding for this purpose our company or its affiliated entities or any of our executive benefit plans) or (ii) a merger or consolidation of our company whether or not approved by our Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of all or substantially all of our assets.

The following table summarizes the potential payments to Mr. Smith assuming his employment with us is terminated or a change of control occurs on December 31, 2008, the last day of our fiscal year.

Benefits and Payments	Change of Control	Termination by us Without Cause Within 9 Months of Change of Control	Termination by us Without Cause
Base Salary	$0	$370,650	$123,550
Bonus	$0	$0	$0
Acceleration of Vesting of Options	100%	0	0
Number of Stock Options and Value (1)	75,153	0	0
	$0	$0	$0
Total	$0	$370,650	$123,550

(1)	Value upon termination or change of control is calculated using a value of our common stock of $0.67 per share, the closing price of our common stock on December 31, 2008, the last trading day in the fiscal year ended December 31, 2008. At this price, Mr. Smith would receive no additional value from the acceleration of the vesting of stock options as the exercise price of his options is $5.54 per share and $3.03 per share.

William J. Thomas, Vice President and General Counsel

Pursuant to our employment agreement with Mr. Thomas, in the event of a change of control, all stock options held by Mr. Thomas which have not previously vested shall immediately vest and become fully exercisable.

If Mr. Thomas’ employment under his employment agreement is terminated by us for cause, or death or disability, or the term of the employment agreement expires, we will pay to Mr. Thomas his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Mr. Thomas’s employment under the employment agreement is terminated by us without cause, then (i) we will pay to Mr. Thomas his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses, and (ii) we will pay Mr. Thomas severance consisting of a payment either in a lump sum or in up to four payments within six months after his termination in an amount equal to six months base salary.

Under the employment agreement, “cause” means that Mr. Thomas has (i) intentionally committed an act or omission that materially harms us, (ii) been grossly negligent in performance of his duties to us, (iii) committed an act of moral turpitude, (iv) committed an act of fraud or material dishonesty in discharging his duties to us, (v) breached any material provision of the employment agreement or any other agreement with our company that results in material harm to us, or (vi) breached any provision of any code of conduct or ethics policy in effect at our company; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by Mr. Thomas, there shall be no cause unless we provide Mr. Thomas with written notice reasonably detailing the purported basis for the cause and Mr. Thomas fails to remedy within 30 days after his receipt of such notice.

Under the employment agreement, a “change of control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities (excluding for this purpose our company or its affiliated entities or any of our executive benefit plans) or (ii) a merger or consolidation of our company whether or not approved by our Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of all or substantially all of our assets.

The following table summarizes the potential payments to Mr. Thomas assuming his employment with us is terminated or a change of control occurs on December 31, 2008, the last day of our fiscal year.

Benefits and Payments	Change of Control	Termination by us Without Cause
Base Salary	$0	$123,050
Bonus	$0	$0
Acceleration of Vesting of Options	100%	0
Number of Stock Options and Value (1)	72,576	0
	$0	$0
Total	$0	$123,050

(1)	Value upon termination or change of control is calculated using a value of our common stock of $0.67 per share, the closing price of our common stock on December 31, 2008, the last trading day in the fiscal year ended December 31, 2008. At this price, Mr. Thomas would receive no additional value from the acceleration of the vesting of stock options as the exercise price of his options is $4.59 per share and $3.03 per share.

Jeffrey S. Boschwitz, Ph.D., Vice President, North America Marketing and Sales

Pursuant to our employment agreement with Dr. Boschwitz, in the event of a change of control, all stock options held by Dr. Boschwitz which have not previously vested shall immediately vest and become fully exercisable.

If Dr. Boschwitz’s employment under his employment agreement is terminated by us for cause, or death or disability, or the term of the employment agreement expires, we will pay to Dr. Boschwitz his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses. If Dr. Boschwitz’s employment under the employment agreement is terminated by us without cause, then (i) we will pay to Dr. Boschwitz his accrued but unpaid salary, his accrued unused vacation and his unreimbursed expenses, and (ii) we will pay Dr. Boschwitz severance consisting of a payment either in a lump sum or in up to four payments within six months after his termination in an amount equal to six months base salary.

Under the employment agreement, “cause” means that Dr. Boschwitz has (i) intentionally committed an act or omission that materially harms us, (ii) been grossly negligent in performance of his duties to us, (iii) committed an act of moral turpitude, (iv) committed an act of fraud or material dishonesty in discharging his duties to us, (v) breached any material provision of the employment agreement or any other agreement with our company that results in material harm to us, or (vi) breached any provision of any code of conduct or ethics policy in effect at our company; provided, that in the case of subparagraph (ii) where such gross negligence and the effects of such gross negligence are capable of remedy by Dr. Boschwitz, there shall be no cause unless we provide Dr. Boschwitz with written notice reasonably detailing the purported basis for the cause and Dr. Boschwitz fails to remedy within 30 days after his receipt of such notice.

Under the employment agreement, a “change of control” shall occur on the date that either of the following occurs: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of our securities representing more than 50% of the total voting power represented by our then outstanding voting securities (excluding for this purpose our company or its affiliated entities or any of our executive benefit plans) or (ii) a merger or consolidation of our company whether or not approved by our Board of Directors, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by our voting securities or such surviving entity or parent of such corporation outstanding immediately after such merger or consolidation, or the consummation of an agreement for the sale or disposition of all or substantially all of our assets.

The following table summarizes the potential payments to Dr. Boschwitz assuming his employment with us is terminated or a change of control occurs on December 31, 2008, the last day of our fiscal year.

Benefits and Payments	Change of Control	Termination by us Without Cause
Base Salary	$0	$115,000
Bonus	$0	$0
Acceleration of Vesting of Options	100%	0
Number of Stock Options and Value (1)	42,708	0
	$0	$0
Total	$0	$115,000

(1)	Value upon termination or change of control is calculated using a value of our common stock of $0.67 per share, the closing price of our common stock on December 31, 2008, the last trading day in the fiscal year ended December 31, 2008. At this price, Dr. Boschwitz would receive no additional value from the acceleration of the vesting of stock options as the exercise price of his options is $3.25.

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation for board and committee attendance and other board services earned by our directors and a former director and/or paid to certain of our directors and a former director pursuant to agreements we have with them for the fiscal year ended December 31, 2008, other than Thomas A. Bologna, our President and Chief Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		All Other Compensation ($)		Total ($)
James Beery	34,000	71,994	(2)	—		105,994
Sidney M. Hecht, Ph.D.	38,000	82,794	(3)	—		120,794
Kenneth D. Noonan, Ph.D.	26,500	53,869	(4)	150,000	(5)	230,369
Nicole S. Williams	71,163	86,393	(6)	—		157,556
George H. Poste, DVM, Ph.D (7)	88,500	53,996	(8)	—		142,496

(1)	See Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-K, as amended, for our fiscal year ended December 31, 2008 for details as to the assumptions used to determine the fair value of option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on March 16, 2009, as amended April 30, 2009.
(2)	Consists of $10,470, $24,887, $21,880 and $14,757 representing the compensation expense incurred by us in fiscal year 2008 in connection with grants of options to Mr. Beery to purchase 10,537, 35,971, 19,343 and 36,175 shares of common stock on June 8, 2005, July 6, 2006, June 21, 2007 and June 5, 2008, respectively, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions. As of December 31, 2008, the last day of our fiscal year, there are outstanding options for the purchase of 115,583 shares of common stock, 68,771 of which are vested, issued to Mr. Beery. During 2008, Mr. Beery received options to purchase 36,175 shares of common stock with a grant date fair value of $77,342.
(3)	Consists of $12,041, $28,621, $25,162, and $16,970, representing the compensation expense incurred by us in fiscal year 2008 in connection with grants of options to Dr. Hecht to purchase 12,118, 41,367, 22,244 and 41,601 shares of common stock on June 8, 2005, July 6, 2006, June 21, 2007 and June 5, 2008, respectively, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions. As of December 31, 2008, the last day of our fiscal year, there are outstanding options for the purchase of 145,825 shares of common stock, 91,993 of which are vested, issued to Dr. Hecht. During 2008, Dr. Hecht received options to purchase 41,601 shares of common stock with a grant date fair value of $88,943.
(4)	Consists of $7,835, $18,621, $16,371 and $11,042, representing the compensation expense incurred by us in fiscal year 2008 in connection with grants of options to Dr. Noonan to purchase 7,903, 26,978, 14,507 and 27,131 shares of common stock on June 8, 2005, July 6, 2006, June 21, 2007 and June 5, 2008, respectively, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions. As of December 31, 2008, the last day of our fiscal year, there are outstanding options for the purchase of 91,532 shares of common stock, 56,424 of which are vested, issued to Dr. Noonan. During 2008, Dr. Noonan received options to purchase 27,131 shares of common stock with a grant date fair value of $58,006.
(5)	Represents fees, excluding expenses, paid in 2008 to L.E.K. Consulting LLP, of which Dr. Noonan is a partner, pursuant to a consulting agreement. See “Certain Relationships and Related Transactions and Director Independence—Certain Relationships and Related Transactions” below
(6)

Consists of $12,565, $29,864, $26,256 and $17,708, representing the compensation expense incurred by us in fiscal year 2008 in connection with grants of options to Ms. Williams to purchase 12,645, 43,165, 23,211 and 43,410 shares of common stock on June 8, 2005, July 6, 2006, June 21, 2007 and June 5, 2008,

respectively, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions. As of December 31, 2008, the last day of our fiscal year, there are outstanding options for the purchase of 143,062 shares of common stock, 86,889 of which are vested, issued to Ms. Williams. During 2008, Ms. Williams received options to purchase 43,410 shares of common stock with a grant date fair value of $92,811.

(7)	Dr. Poste served as a member of our Board of Directors and as Chairman during 2008 and notified us on August 25, 2009 that he would not stand for re-election at the 2009 annual stockholders meeting and resigned as a member of our Board of Directors and as Chairman effective August 25, 2009.
(8)	Consists of $7,853, $18,666, $16,410 and $11,067, representing compensation expense incurred by us in fiscal year 2008 in connection with the grant of options for service as a director to Dr. Poste to purchase 7,903, 26,978, 14,507 and 27,131 shares of common stock on June 8, 2005, July 6, 2006, June 21, 2007 and June 5, 2008, calculated in accordance with SFAS 123(R), disregarding the estimate of forfeitures for service-based vesting conditions. As of December 31, 2008, the last day of our fiscal year, there are outstanding options for the purchase of 150,999 shares of common stock, 115,891 of which are vested, issued to Dr. Poste. During 2007, Dr. Poste received options to purchase 27,131 shares of common stock with a grant date fair value of $58,006.

Director Compensation Policy

Mr. Bologna, our President and Chief Executive Officer, is not paid any fees or other compensation for services as a member of our Board of Directors or of any committee of our Board of Directors.

Cash Compensation

The non-employee members of our Board of Directors are entitled to receive cash compensation in accordance with the following schedule:

Board of Directors:

Annual retainer-Chairperson	$25,000
Annual retainer-Director	$12,500
In person meeting fee	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Audit Committee:

Annual retainer-Chairperson	$5,000
Annual retainer-committee members	$1,500
In person meeting fee	$1,000
In person meeting fee (meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Compensation Committee:

No annual retainer to be paid to Compensation Committee Chairperson or members.
In person meeting fee	$1,000
In person meeting fee (meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Unless otherwise approved by the Board of Directors, any other committees of the Board of Directors shall be treated at the same level of the Compensation Committee.

In 2007, the Compensation Committee engaged a consultant, Towers Perrin, to assess the competitiveness of the compensation program for our non-executive directors. Towers Perrin performed a comparison of the compensation package for our non-executive directors against two reference groups: ten companies within our compensation reference group with median annual revenues of $197 million; and a general industry reference group comprised of 101 companies with annual revenues between $10 million and $100 million, with median annual revenues of $49 million. The ten companies which comprised the compensation reference group were as follows: Affymetrix, Inc., Applera Corp., Covance Inc., CuraGen Corporation, Diagnostic Products Corporation, Human Genome Sciences, Inc., Quest Diagnostics Incorporated, Sequenom, Inc., Third Wave Technologies, Inc. and Transgenomic, Inc. Such analysis indicated that the total compensation provided to our non-executive directors was below the median of our compensation reference group and above the 75th percentile of our industry reference group. Based on such review, no change was made to the compensation program for our non-executive directors.

Equity Compensation

Non-employee members of the Board of Directors and committee members automatically receive stock option grants both upon initially joining the Board of Directors or a committee thereof and on an annual basis in accordance with the following schedule, which grants are non-qualified stock options under our Amended and Restated 2005 Stock Plan, which typically vest in monthly increments over three years:

Board of Directors:

Initial grant	$100,000
Annual grant	$75,000

(1)	The number of options is determined based on 30-day trailing average stock price (i.e., $100,000 divided by the 30-day trailing average stock price on date of grant).
(2)	Exercise price shall be equal to fair market value on date of grant as determined pursuant to the equity compensation plan under which the options are granted.
(3)	After initial grant, director(s) must be in position for at least 3 months before qualifying for any annual grant.

Audit Committee:

Initial/annual grant-Chairperson	$35,000
Initial/annual grant-committee members	$25,000

(1)	The number of options is determined based on 30-day trailing average stock price (i.e., $35,000 divided by the 30-day trailing average stock price on date of grant).
(2)	Exercise price shall be equal to fair market value on date of grant as determined pursuant to the equity compensation plan under which the options are granted.
(3)	After initial grant, director(s) must be in position for at least 3 months before qualifying for any annual grant.

Compensation Committee:

Initial/annual grant-Chairperson	$15,000
Initial/annual grant-committee members	$10,000

(1)	The number of options is determined based on 30-day trailing average stock price (i.e., $15,000 divided by the 30-day trailing average stock price on date of grant).
(2)	Exercise price shall be equal to fair market value on date of grant as determined pursuant to the equity compensation plan under which the options are granted.
(3)	After initial grant, director(s) must be in position for at least 3 months before qualifying for any annual grant.

Unless otherwise approved by the Board of Directors, any other committees of the Board of Directors shall be treated at the same level of the Compensation Committee.

On June 4, 2009, the Compensation Committee of the Board of Directors recommended, and on June 11, 2009, the Board of Directors approved, a one-time change to the manner in which annual option awards are granted to non-employee members of the Board of Directors and committees thereof for 2009.

Based on the lower trading prices of our common stock since the 2008 annual meeting of stockholders, the Compensation Committee and the Board of Directors determined that it was not appropriate to use the 30-day trailing average price of our common stock as of the grant date of the 2009 annual non-employee director option grants to calculate the number of shares underlying each such grant. Rather, for the 2009 annual option grants only, the Compensation Committee and the Board of Directors determined that it was appropriate to grant the non-employee directors the same number of shares as was granted to non-employee directors in connection with the 2008 annual option grants. We expect that this will result in fewer options being granted to the non-employee directors in 2009 than if we make these grants under our director compensation policy without this one-time change.

The following table sets forth the number of shares underlying each of the options we expect to grant to each non-employee director on October 7, 2009, the date of the 2009 annual meeting of stockholders, based on the one-time change to our director compensation policy:

Director	Number of Shares Underlying Options	Vesting
James Beery	36,175	Monthly vesting over 36 months with the first such vesting to occur on November 7, 2009
Sidney M. Hecht, Ph.D.	41,601	Monthly vesting over 36 months with the first such vesting to occur on November 7, 2009
Kenneth D. Noonan, Ph.D.	27,131	Monthly vesting over 36 months with the first such vesting to occur on November 7, 2009
Nicole S. Williams	43,410	Monthly vesting over 36 months with the first such vesting to occur on November 7, 2009

Expense Reimbursement

We reimburse each member of our Board of Directors who is not an employee for reasonable travel and other expenses in connection with attending meetings of the Board of Directors.

Employee Benefit Plans

We sponsor a 401(k) plan covering employees who meet certain defined requirements. Under the terms of our 401(k) plan, participants may elect to make contributions on a pre-tax and after-tax basis, subject to certain limitations under the Internal Revenue Code and we may match a percentage of employee contributions, on a discretionary basis, as determined by our Board of Directors. We currently match 50% of the first 4% of employee contributions. We may make other discretionary contributions to the 401(k) plan pursuant to a determination by our Board of Directors.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders
1995 Stock Incentive Plan	228,723	18.24	—
Amended and Restated 2005 Stock Plan	1,954,081	5.56	1,687,816
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,162,804	6.79	1,687,816

(1)	Includes options to purchase 43,513 shares of our common stock issued under the plans that were cancelled between December 31, 2008 and July 31, 2009.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Stock Market LLC, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of our internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in a charter adopted by the Board of Directors. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee revised its charter in 2007 and the Board of Directors approved the revised charter in February 2008. The revised Audit Committee charter is available on our website at www.orchidcellmark.com by first clicking on the section for “Investor Relations” and then “Corporate Governance.” The Audit Committee is responsible for overseeing our overall financial reporting process, the adequacy of our system of internal controls, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for fiscal year December 31, 2008, the Audit Committee took the following actions:

•

Reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2008 with management and Grant Thornton LLP, our independent registered public accounting firm;

•

Discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•

Received written disclosures and the letter from Grant Thornton LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP communications with the Audit Committee and the Audit Committee further discussed with Grant Thornton LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

The Audit Committee reviews and discusses with management and the independent auditors all annual and quarterly financial statements and quarterly financial press releases prior to their issuance. The Audit Committee’s discussions with management and the independent auditors include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to certify that the audit of our financial statements has been carried out in accordance with the generally accepted accounting standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that the independent registered public accounting firm is in fact “independent”.

Based on the Audit Committee’s review of the audited consolidated financial statements and discussions with management and Grant Thornton LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Nicole S. Williams (Chairperson)

James Beery

Sidney M. Hecht, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers, directors and 10% stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to us.

Based solely on our review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2008 our executive officers, directors and 10% stockholders complied with all filing requirements of Section 16(a) in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

•	our executive officers;

•	our directors;

•	the beneficial owners of more than 5% of our securities;

•	the immediate family members of any of the foregoing persons; and

•	any other persons whom the Board determines may be considered related persons.

For purposes of these procedures, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or 5% beneficial owner.

Except as described below, in 2008 there has not been nor is there currently proposed, any other transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeded or exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

During the second quarter of 2008, we entered into a consulting agreement with L.E.K. Consulting LLP (L.E.K), of which Kenneth Noonan, Ph.D., one of our directors, is a partner. We paid L.E.K. fees of $150,000 plus expenses of $31,784 in connection with their services, which were completed during the third quarter of 2008.

ELECTION OF DIRECTOR

(Notice Item 1)

The Board of Directors currently consists of five members, classified into three classes as follows: James Beery, Sidney M. Hecht and Kenneth D. Noonan constitute a class with a term ending at the 2010 annual meeting (Class I directors); Thomas A. Bologna constitutes a class with a term ending at the 2011 annual meeting (Class II director); and Nicole S. Williams constitutes a class with a term ending at the upcoming annual meeting of stockholders (Class III director). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

On June 11, 2009, the Board of Directors voted to nominate Ms. Williams for election at the annual meeting for a term of three years to serve until the 2012 annual meeting of stockholders, and/or until her successor is elected and qualified. The Class I directors (James Beery, Sidney M. Hecht and Kenneth D. Noonan) and the Class II director (Thomas A. Bologna) will serve until the annual meetings of stockholders to be held in 2010 and 2011, respectively, and/or until their respective successors have been elected and qualified.

On June 11, 2009, our Board of Directors also voted to nominate George H. Poste, DVM, Ph.D., our former Chairman, for elections at this annual meeting. On August 25, 2009, Dr. Poste notified us that he would not stand for re-election to our Board of Directors at this annual meeting and resigned as a member of our Board of Directors and as Chairman effective August 25, 2009. Dr. Poste’s decision was not due to any disagreement on any matters relating to our operations, policies or procedures. As a result of Dr. Poste’s decision, our Board of Directors appointed Mr. Beery Chairman as of August 25, 2009.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Ms. Williams as a director. In the event that such nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in her place. We have no reason to believe that such nominee will be unable or unwilling to serve as a director.

A plurality of the votes cast at the annual meeting is required to elect the nominee as a director.

OUR BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MS. WILLIAMS AS A DIRECTOR, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP

(Notice Item 2)

Our Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to serve as our independent auditors for our fiscal year ending December 31, 2009. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2007 and December 31, 2008, respectively, and fees billed for other services rendered by Grant Thornton LLP during those respective periods.

	2007	2008
Audit fees	$785,270	$806,350
Audit-related fees	54,910	0
Tax fees	0	0
All other fees	0	0

Total	$840,180	$806,350

Audit Fees

Fees incurred by us for professional services rendered by Grant Thornton LLP for the audit of the annual consolidated financial statements included in our Annual Report on Form 10-K for the reviews of the consolidated financial statements included in our Forms 10-Q and for the audit of internal control over financial reporting required under the Sarbanes-Oxley Act of 2002 were $785,270 and $806,350 for 2007 and 2008, respectively.

Audit-Related Fees

We paid Grant Thornton $54,910 in 2007 for services related to a transaction. We paid no audit-related fees to Grant Thornton in 2008.

Tax Fees

We paid no fees associated with tax compliance and tax consultation to Grant Thornton in 2007 and 2008.

All Other Fees

We paid no other fees to Grant Thornton LLP in 2007 and 2008.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee’s policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee chair to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chair is required to report any such pre-approval decisions to the full committee at its next scheduled meeting.

The affirmative vote of a majority of the votes cast at the annual meeting is required to ratify the appointment of Grant Thornton LLP to act as our independent registered public accounting firm.

Change in Certifying Accountant

KPMG LLP, or KPMG, was previously our principal accountants. On May 11, 2007, KPMG was dismissed as our principal accountants. The decision to change principal accountants was approved by our Audit Committee.

The audit reports of KPMG on our consolidated financial statements as of and for the fiscal years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

•

KPMG’s audit report on our consolidated financial statements as of and for the fiscal years ended December 31, 2006 and 2005 contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.”

The audit reports of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

•

KPMG’s audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 indicated that we did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains explanatory paragraphs that state that we did not have adequate policies and procedures designed to ensure that financial reporting information related to significant, non-routine transactions was properly identified and communicated, and that we did not have adequate policies and procedures designed to ensure that accurate and reliable interim and annual consolidated financial statements were prepared and reviewed on a timely basis.

These material weaknesses were disclosed in our Annual Report on Form 10-K for the year ended December 31, 2005 under “Management’s Report on Internal Control over Financial Reporting” contained in Item 9A of Part II of such Annual Report on Form 10-K.

During the fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through May 11, 2007, there were no (i) “disagreements,” as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreements, or (ii) “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised us of the material weaknesses described above in connection with their audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005. We have authorized KPMG to respond fully to the inquiries of the successor accountant concerning the material weaknesses described above.

We filed a letter from KPMG, addressed to the Securities and Exchange Commission, stating their agreement with the above statements, on a Current Report on Form 8-K on May 17, 2007.

On May 11, 2007, the Audit Committee selected Grant Thornton LLP to serve as our independent registered public accounting firm to audit our consolidated financial statements beginning with the fiscal year ending December 31, 2007. During the fiscal years ended December 31, 2006 and 2005, and the subsequent interim period through May 11, 2007, neither we (nor someone on our behalf) consulted Grant Thornton LLP regarding (i) either, the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Code of Business Conduct and Ethics, which is our code of ethics applicable to all directors, managers and employees worldwide, embodies our global principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and full compliance with all laws affecting our business. The text of the Code of Business Conduct and Ethics is available on our website at www.orchidcellmark.com by first clicking on the section for “Investor Relations” and then “Corporate Governance.” The Code of Business Conduct and Ethics is also available without charge, to any stockholder upon written request to the Corporate Secretary at Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540. Disclosure regarding any amendments to, or waivers from, provisions of the Code of Business Conduct and Ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the Nasdaq Stock Market LLC.

Our Board of Directors has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of our Code of Business Conduct and Ethics, such as:

•	accounting practices, internal accounting controls, or auditing matters and procedures;

•	theft or fraud of any amount;

•	insider trading;

•	performance and execution of contracts;

•	conflicts of interest;

•	violations of securities and antitrust laws; and

•	violations of the Foreign Corrupt Practices Act.

Any employee, stockholder or other interested party can call the following toll free number to submit a report. This number is operational 24 hours a day, seven days a week: 1-800-551-8902. Additionally, an email address has been designated to receive reports: sox-compliance@USA.NET.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2010, stockholder proposals must be received no later than one hundred twenty (120) days prior to the date that is one year from this year’s mailing date. To be considered for presentation at the 2010 annual meeting of stockholders, although not included in the proxy statement, proposals must be received no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the 2009 annual meeting of stockholders; provided, however, that in the event that the date of the 2010 annual meeting of stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2009 annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th) day prior to the 2010 annual meeting of stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to the 2010 annual meeting of stockholders or the close of business on the tenth (10th) day following the day on which we make a public announcement of the date of such meeting.

Proposals received outside of this time period will not be considered at the 2010 annual meeting of stockholders. If a proposal was received within that time period but after the date for inclusion in the proxy statement, management proxies may confer discretionary authority to vote on the matters presented at the 2010 annual meeting of stockholders by a stockholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All stockholder proposals should be marked for the attention of Corporate Secretary, Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the 2009 annual meeting. If any other business is properly brought before the 2009 annual meeting of stockholders, proxies in the enclosed form will be voted in accordance with the judgment of the persons named in the proxies.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended, which includes our financial statements, for the fiscal year ended December 31, 2008 and which provides additional information about us, can be found on the website of the Securities and Exchange Commission at www.sec.gov. It is also available on our website at www.orchidcellmark.com by first clicking on the section for “Investor Relations” and then “SEC Filings” and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540.

ORCHID CELLMARK INC.

4390 US ROUTE ONE, PRINCETON, NEW JERSEY 08540

PROXY FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 7, 2009

ORCHID CELLMARK INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2009 Annual Meeting of Stockholders and Proxy Statement dated September 8, 2009 in connection with the 2009 Annual Meeting of Stockholders to be held at 10:00 am, local time, on Wednesday, October 7, 2009 at the Wyndham Princeton Forrestal Hotel and Conference Center, 900 Scudders Mill Road, Plainsboro, NJ 08536 and hereby appoints Thomas A. Bologna and James F. Smith, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Orchid Cellmark Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2009. Annual Meeting of Stockholders, and at any adjournments of the annual meeting, with all the powers the undersigned would have if personally present at the annual meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR all of the Proposals set forth below. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments of the meeting. If you wish to vote by telephone or Internet, please read the directions on the reverse side.

Address Changes/Comments: ______________________________________________________________________________

_______________________________________________________________________________________________________

(if you noted any Address Changes/Comments above, please mark corresponding box on reverse side.)

ORCHID CELLMARK INC.

The Board of Directors recommends a vote FOR all Proposals.

1.	Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Proposal to elect Nicole S. Williams as a Class III Director.

Nicole S. Williams	☐ FOR	☐ WITHHOLD VOTE

2.	Proposal to ratify the appointment of Grant Thornton LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

For Address changes and/or comments, please check this box and write them on the back where indicated.

Please indicate if you plan to attend this meeting.

☐ Yes	☐ No

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature/Joint Owners	Date

YOUR VOTE IS IMPORTANT! YOU CAN VOTE IN ONE OF THREE WAYS:

VOTE BY INTERNET:—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Orchid Cellmark Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Orchid Cellmark Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NOTE: If you voted by Internet or telephone, THERE IS NO NEED TO MAIL BACK your proxy card.

THANK YOU FOR VOTING